Exhibit 10.31

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TYPE #3 LICENSE FORM

(Master Source Code Agreement Effective Date of December 16, 2004)

This is a License Form. Microsoft is entering into this License Form in consideration of the parties’ obligations and covenants under the Technology Collaboration and License Agreement between the parties dated December 16, 2004 (the “Collaboration Agreement”). This License Form describes a specific instance of a Source Code license between You and Microsoft. When executed by You, any applicable subsidiaries and Microsoft, this License Form becomes part of the Master Agreement. Capitalized terms not defined in this License Form shall have (i) the meaning ascribed to them in the Master Agreement, or (ii) if no meaning is ascribed to them in the Master Agreement, the meaning ascribed to them in the Collaboration Agreement.

A. Microsoft gives You the following License Grant (the “Grant”) to the Source Code as described in the Master Agreement: Derivatives Grant.

B. Except as expressly provided in this License Form, this Grant does not include or imply any distribution rights associated with any derivative works You create using the Source Code (“Derivatives”); any other distribution rights must be negotiated separately.

C. Microsoft licenses the following Source Code to You: the Source Code files specifically identified in Schedule 1 to this License Form.

D. You can use the Source Code, and any Derivatives You make in accordance with the Derivatives Grant, only at (i) Your facilities in Cambourne, United Kingdom; Chalfont Park, United Kingdom; Sydney, Australia; Tokyo, Japan; Bangalore, India; Westford, MA; Waltham, MA; Santa Barbara, CA; Santa Clara, CA; Fort Lauderdale, FL; and Redmond, WA or (ii) Microsoft’s Redmond, WA location. You can use and create Derivatives of the Source Code licensed to You pursuant to this License Form only with portions of Your software code (selected by You) in order to cause Citrix Terminal Services Products to build upon Terminal Services Functionality in Longhorn Server or any successors thereto via the Authorized Private Interface(s) identified in Schedule 1 and/or Terminal Services Public APIs which You are licensed to use under separate agreement(s). You can distribute the Derivatives resulting from such compilation only (a) in binary form as incorporated into Citrix Terminal Services Products, and (b) subject to provisions that are at least as protective of the Derivatives as You are of Your own software. For purposes of clarification, Your Derivatives Grant under this License Form is limited to a license to compile unmodified Source Code with portions of Your software code for the purposes described in this paragraph and You may not modify the Source Code in any manner.

E. You hereby grant Microsoft, under any patents You own or otherwise have the right to license to Microsoft as set forth below, without additional payment and that cover the Derivatives or any portions thereof, the right to make, have made, use, practice, import, sell, offer to sell, or otherwise dispose of the Derivatives or portions thereof, including the right to license such rights to third parties in connection with Source Code, products, or services. If You become aware of a situation where You may pay monetary or other consideration for the right to license a patent to Microsoft which covers Derivatives or parts thereof, You will notify Microsoft and

Microsoft shall have a license only upon agreeing in writing to compensate You for all costs of extending such a license. In the event You become aware of third party patents that cover the Derivatives, You agree that (i) in obtaining license rights for Yourself to such patents You will use commercially reasonable efforts to obtain rights for Microsoft no less favorable than for any similarly situated third party, and (ii) for license rights You already possess, You will use commercially reasonable efforts to retain any existing sublicense rights for Microsoft in such license.

F. During the time which Your employees have access to the Source Code and for one year following the date they last accessed the Source Code, You agree not to allow Your employees to contribute to the development of an operating system other than a Microsoft operating system. This does not restrict Your employees from using, developing stand alone applications for, or providing end-user support of other operating systems. These restrictions only apply to Your employees who have accessed the Source Code. This section still applies, even if this License Form or the Master Agreement ends.

G. If access to the Source Code is provided via a mechanism other than MSDN Code Center Premium, before Your employee(s) access the Source Code for the first time, You must first send Microsoft the name and title of each employee who will have Source Code access via e-mail to source@microsoft.com.

H. For purposes of clarification, the term “assign” (as used in Section 10 of the Master Agreement) does not include a change of ownership of beneficial interest in Your company or the acquisition of any class of Your company’s voting stock (or any class of non-voting security convertible into voting stock) if such change of ownership or acquisition is the result of normal market trading activities on any securities exchange on which Your securities are traded. Microsoft will consider, but shall have no obligation to approve, proposals that You may prepare in advance of an assignment in order to request Microsoft’s approval of arrangements that You may desire to implement in order to obtain Microsoft’s consent to such assignment of this Agreement in whole or in part.

I. This License Form is effective until December 15, 2009. It may end earlier, however, as explained in the Master Agreement, or in Paragraph J below.

J. The Grant described in this License Form (including in Paragraph D above) will be deemed automatically modified by any modified Schedule 1 that Microsoft delivers to You. Your rights set forth in Paragraph D to use applicable Source Code files to provide Terminal Services Functionality via Authorized Private Interface(s) are automatically deemed terminated upon any removal of the applicable Authorized Private Interface(s) from Schedule 1, subject to the terms set forth in the remainder of this paragraph. lf a private interface and/or a particular Source Code file being used by a Citrix Terminal Services Product is not included in a modified Schedule 1, You will update all subsequent versions of Citrix Terminal Services Products that are released for use with Longhorn Server or any of its successors so as not to use such private interfaces. As the sole exception to the previous sentence, for applicable Citrix Terminal Services Product versions that are released within ninety (90) days after the date Microsoft delivers a modified Schedule 1 (each, a “Near-Term Release”), You will update the next version of Your applicable Citrix Terminal Services Products immediately following such Near-Term Release to no longer use such Source Code files and private interfaces. You also agree to use commercially reasonable efforts to promptly provide Your customers with corresponding updates to the deployed versions of Your applicable Citrix Terminal Services Products that use unauthorized Source Code files or private interfaces in order to cease such use.

K. If You fail to perform or comply with any material provision of the Master Source Code Agreement or of this License Form, or any material provision of any other License Form, then Microsoft may end this License Form by giving You thirty days’ prior written notice specifying such breach and an opportunity to cure (except in the event of a breach of the Confidentiality provisions of the Master Source Code Agreement, in which case Microsoft may end this License Form immediately). If You receive such a notice from Microsoft, and Your breach is not remedied prior to the expiration of the thirty day period (if one is applicable), then this License Form will end immediately.

L. Notwithstanding Section 5.2 of the Master Source Code Agreement, Microsoft agrees not to terminate this License Form prior to expiration of the Master Source Code Agreement except under the circumstances described in Paragraph J above or Section 10 of the Master Source Code Agreement.

M. Notwithstanding any provision in the Master Source Code Agreement or in Paragraph J of this License Form, Microsoft acknowledges that the license granted to You in this License Form with respect to versions of Your products first shipped to customers prior to the expiration or termination of this License Form or any license set forth herein shall survive, subject to the restrictions set forth in this License Form.

SIGNATURE OF PRIMARY PARTIES:

We agree to everything in this License Form.

MICROSOFT CORPORATION	CITRIX SYSTEMS, INC.

/s/ Robert Muglia	/s/ David Henshall
By	By

Robert Muglia	David Henshall
Name (Print)	Name (Print)

Senior Vice President	Chief Financial Officer
Title	Title

Sept. 5, 2007	August 3, 2007
Date	Date

SIGNATURE OF SUBSIDIARIES:

We agree to everything in this License Form and we agree to be bound by the terms and conditions of the Master Agreement to the same extent that our parent company named above is bound.

CITRIX SYSTEMS (RESEARCH & DEVELOPMENT LTD.)	CITRIX SYSTEMS JAPAN KK

/s/ David Henshall	/s/ David Henshall
By	By

David Henshall	David Henshall
Name (Print)	Name (Print)

Chief Financial Officer	Chief Financial Officer
Title	Title

August 3, 2007	August 3, 2007
Date	Date

CITRIX SYSTEMS UK LTD.	CITRIX SYSTEMS AUSTRALASIA R&D PTY LTD

/s/ David Henshall	/s/ David Henshall
By	By

David Henshall	David Henshall
Name (Print)	Name (Print)

Chief Financial Officer	Chief Financial Officer
Title	Title

August 3, 2007	August 3, 2007
Date	Date

CITRIX ONLINE LLC	NET6 INC.

/s/ David Friedman	/s/ David Friedman
By	By

David Friedman	David Friedman
Name (Print)	Name (Print)

General Counsel and Senior Vice President, Human Resources and Secretary	General Counsel and Senior Vice President, Human Resources and Secretary
Title	Title

August 3, 2007	August 3, 2007
Date	Date

SIGNATURE OF SUBSIDIARIES:

We agree to everything in this License Form and we agree to be bound by the terms and conditions of the Master Agreement to the same extent that our parent company named above is bound.

CITRIX R&D INDIA PVT LTD

/s/ David Henshall
By

David Henshall
Name (Print)

Chief Financial Officer
Title

August 3, 2007
Date

Schedule 1 to

License Form to the Master Source Code Agreement

with an Effective Date of December 16, 2004

***

[***]	Certain information on the next 2 pages has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.